EXHIBIT 99.1

For Immediate Release

Press and Industry Analysts:                         Financial Analysts:
Val Cureton                                          Michael W. Overby
Marketing Communications Manager                     Chief Financial Officer
408.434.5021 (voice)                                 408.434.5112 (voice)
408.545.5794 (fax)                                   408.434.5005 (fax)
val.cureton@adept.com                                mike.overby@adept.com


ADEPT TECHNOLOGY COMPLETES ACQUISITION OF PENSAR TUCSON INC.

Purchase of Design/Engineering Automation Company Will Expand Adept's High Precision and Fiber Optic Assembly Offerings

San Jose, Calif. - May 1, 2000 - Adept Technology, Inc. (Nasdaq: ADTK), America's largest manufacturer of industrial robots and a factory automation leader, today announced that it has completed the acquisition of Pensar Tucson, Inc. a leading design/engineering automation company based in Tucson, Arizona. The definitive agreement was signed and the acquisition closed on Friday, April 28th.

Adept believes the acquisition will expand its high precision and fiber optic assembly offerings and that Pensar will benefit from Adept's industry experience and marketing and service infrastructure. Adept additionally believes that the combined engineering expertise of the two companies will enable Adept to deliver state-of-the-art precision platforms and services to customers.

"This acquisition supports our Rapid Deployment Automation vision which is dedicated to providing products and services that reduce the time, risk and cost of implementing an automation solution," said Brian Carlisle, chairman and chief executive officer of Adept Technology. "With this acquisition we expect our integrators will be able to commission precision assembly cells in less time, with less engineering expense."

"Adept's precision assembly strategy and our combined engineering expertise will enable us to deliver standard high precision robot platforms that can be easily integrated into the most demanding applications," said Mike Edwards, president of Pensar Tucson, Inc.

Pensar Tucson Inc, founded in 1994, is a design / engineering automation company specializing in advanced material handling and assembly processes. Ranked 203 of 500 on Inc. Magazine's America's Fastest-Growing Private Companies list, Pensar's customers include Fortune 500 firms including Lucent, 3M, and Hewlett Packard.

Adept Technology, Inc., founded in 1983, is America's largest manufacturer of industrial robots. Adept designs and manufactures intelligent automation hardware and software products for manufacturers in the electronics, appliances, telecommunications, pharmaceutical, food processing, and automotive components industries. The company provides a broad, flexible line of software intensive, computer-driven automation products for assembly, material handling and packaging applications. Adept Technology product and service information is available at its worldwide web site http://www.adept.com.

This press release contains certain forward-looking statements. Actual results may vary as a result of a number of risks and uncertainties. For example, Adept may not receive the benefits it expects from the acquisition, including the benefits described above, for a variety of reasons, such as the inability of Adept to efficiently integrate Pensar's operations; unanticipated costs in connection with the acquisition and integration; loss of employees and disruptions in relationships with customers and suppliers; the potential delays associated with the development and introduction of new products or software releases; the potential fluctuations in Adept's quarterly and annual results of operations; the cyclicality of capital spending of Adept's customers; Adept's dependence on the continued growth of the intelligent automation market; the risks associated with sole or single sources of supply and lengthy procurement lead times; Adept's highly competitive industry; and rapid technological change within Adept's industry.

For a discussion of risk factors relating to the company's business, see Adept's Form 10Q for the quarters ended October 2, 1999 and January 1, 2000, as well as the company's annual report on Form 10K for the fiscal year ended June 30, 1999, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations filed as an exhibit thereto, filed on September 28, 1999.


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